Exhibit 99.1

China Industrial Waste Management Completes $3.96 Million Private Placement

DALIAN, China, October 20, 2008 /Xinhua-PRNewswire-FirstCall/ -- China Industrial Waste Management, Inc. (OTC Bulletin Board: CIWT - News,), a processor of industrial wastes and provider of environmental protection, pollution treatment and waste management design services, announced today that it had completed a $3.96 million financing through the issuance of common equity and warrants to institutional and accredited investors. This capital will be utilized for working capital purposes. The raise was led by the Ancora Greater China Fund and Newbridge Securities Corporation acted as the placement agent for this transaction.

During August, September and October 2008, and through three different closings, China Industrial Waste issued a total of 66 units of unregistered securities at a purchase price of $60,000 per unit. Each unit consisted of 20,000 shares of common stock, with an equivalent $3.00 share price and warrants to purchase 10,000 shares of common stock at $3.50 per share and warrants to purchase 10,000 shares of common stock at $4.50 per share, both expiring on September 30, 2011.

In connection with the sales, the Company agreed to file a registration statement covering resale of the shares included in the units, to establish a board of directors a majority of whose members are “independent” within the meaning of Nasdaq Marketplace Rule 4200(15), to place monies in escrow until certain milestones are met and to a lock-up agreement for management shares. Additional details related to this private placement can be found in the Company’s Current Reports on Form 8-K which were filed September 3, 2008, September 22, 2008 and October 20, 2008.

Mr. Dong Jinqing, CEO of CIWT, commented, "China Industrial Waste is very pleased to complete this offering which will provide working capital for us to capitalize on our growth plans, including the construction of new facilities for our Dongtai subsidiary, in addition to participation in BOT (Build, Operate and Transfer) projects. The growing pollution problems in the PRC have come to the forefront and government mandates and regulations are continuing to create robust growth opportunities for our business. We would like to welcome our new investors and believe the quality of the institutions which participated reinforces our confidence in the Company we have built during the past several years.”

About China Industrial Waste Management, Inc.:

China Industrial Waste Management, Inc., through its 90%-owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd., is engaged in the collection, treatment, disposal and recycling of industrial wastes principally in Dalian, China and surrounding areas in Liaoning Province. The Company provides waste disposal solutions to its more than 400 customers from facilities located in the Economic and Technology Development Zone, Dalian, PRC. Dalian Dongtai treats, disposes of and/or recycles a variety of industrial wastes through incineration, burial and/or water treatment, and recycles, processes and/or resells waste products for use as raw materials in the production of chemical and metallurgy products. In addition, Dalian Dongtai provides environmental protection services, technology consultation, pollution treatment services, and waste management design processing services.

Forward-Looking Statements:

This release may include "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain such words as "may," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, our actual performance may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission: the timing and magnitude of technological advances; the prospects for future acquisitions; the effects of political, economic and social uncertainties regarding the governmental, economic and political circumstances in the People's Republic of China, the possibility that a current customer could be acquired or otherwise be affected by a future event that would diminish their waste management requirements; the competition in the waste management industry and the impact of such competition on pricing, revenues and margins; uncertainties surrounding budget reductions or changes in funding priorities of existing government programs and the cost of attracting and retaining highly skilled personnel; our projected sales, profitability, and cash flows; our growth strategies; anticipated trends in our industries; our future financing plans; and our anticipated needs for working capital.

Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For further information:

Company Contact:
Ms. Guo Xin, CFO
Tel: +86-411-8581-1229
Email: hellenguo@chinaciwt.com

Mr. Zhang Dazhi, Company Secretary
Tel: +86-411-8259-5339
Email: darcy.zhang@chinaciwt.com
Web: http://www.chinaciwt.com

Investors Contact:
Mr. Matthew Hayden, HC International
Tel: +561-245-5155
Email: matt.hayden@hcinternational.net
Web: http://www.hcinternational.net